Exhibit 23.7
[Letterhead of COGENT Realty Advisors, LLC]
October 8, 2010
U.S. Realty I Corporation, as
General Partner of U.S. Realty Partners Limited Partnership
4582 S. Ulster St., Suite 1100
Denver, CO 802372

Re:	Appraisal of Twin Lakes Apartments (Palm Harbor, Florida) dated as of May 21, 2010.
Ladies and Gentlemen:
     We hereby consent to the filing with the Securities and Exchange Commission of our appraisal report, in its entirety, referenced above (the “Appraisal Report”) with the Registration Statement on Form S-4 (the “Registration Statement”) filed by AIMCO-Properties, L.P. and its affiliates (“Aimco”) and the Transaction Statement on Schedule 13E-3 (the “Schedule 13E-3”) filed by Aimco. We also consent to (i) the distribution of copies of the Appraisal Report, in its entirety, to the limited partners of U.S. Realty Partners Limited Partnership (“USRP”) upon their request in connection with the merger of a subsidiary of Aimco with and into USRP, with USRP as the surviving entity, as described in the Registration Statement (the “Merger”), and (ii) the reference to our firm and the description of the Appraisal Report in the Registration Statement, including any amendments and/or supplements thereto, that may be filed with the SEC. We further acknowledge that the Appraisal Report, in its entirety, will be generally available to the public through the filings with the Securities Exchange Commission.
     Aimco agrees to indemnify and hold harmless the undersigned and its affiliates including, without limitation, Cogent Realty Advisors, LLC and its owners, directors, officers and employees (collectively, “CRA”), from and against all damages, expenses, claims and costs (each, a “Loss”), including reasonable attorneys’ fees, incurred in investigating and/or defending any claim arising from or in connection with the use of, or reliance upon, the Appraisal Report by any person or entity, other than Aimco, in connection with the Merger; provided, however, that Aimco shall not be liable in respect of any Loss resulting from the willful misconduct, gross negligence or bad faith of CRA or from a material factual error in the Appraisal Report or summary descriptions thereof which have been previously approved by CRA for inclusion in the Registration Statement.

COGENT REALTY ADVISORS, LLC
By:	/s/ Steven Goldberg
	Name:	Steven Goldberg
	Title:	Managing Partner

1